================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              SPRINT CORPORATION
            (Exact name of registrant as specified in its charter)

               KANSAS                                 48-0457967
      (State of incorporation                      (I.R.S. Employer
         or organization)                        Identification No.)


           P.O. BOX  11315
           KANSAS CITY, MO                                64112
(Address of principal executive office)                (zip code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [_]

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class to    Name of Each Exchange on Which
           be Registered             Each Class is to be Registered
          ----------------------------------------------------------
            SERIES 1 PCS COMMON         NEW YORK STOCK EXCHANGE
            STOCK, PAR VALUE $1.00
            PER SHARE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                               (Title of class)

================================================================================

                               SPRINT CORPORATION

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Series 1 PCS Common Stock, par value $1.00 per share, of Sprint Corporation (the "Registrant") registered herein is contained under the captions "The Tracking Stock Proposal -- The Tracking Stock Policies," "Future Inter-Group Interest," "Description of Capital Stock" and "Anti-Takeover Considerations" of the Registrant's Prospectus/Proxy Statement that forms a part of the Registrant's Registration Statement on Form S-4 (the "Registration Statement") that was filed with the Securities and Exchange Commission on October 1, 1998 (File No. 333-65173). Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 2.   EXHIBITS.

4.1 The rights of the Registrant's equity security holders are defined in the Fifth, Sixth, Seventh and Eighth Articles of the Registrant's Articles of Incorporation (filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

4.2 The rights of the Registrant's equity security holders as of the completion of the PCS Restructuring and the Recapitalization (as such terms are defined in the Registration Statement) will be defined in the Fifth, Sixth, Seventh and Eighth Articles of the Registrant's Amended and Restated Articles of Incorporation.

4.3 Rights Agreement dated as of June 9, 1997, between the Registrant and UMB Bank, n.a. as Rights Agent (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated June 12, 1997 (File No. 1-4721), and incorporated herein by reference).

4.4 Form of Amended and Restated Rights Agreement between the Registrant and UMB Bank, n.a., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 29, 1998 and incorporated herein by reference).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              SPRINT CORPORATION

                                              By: /s/ Don A. Jensen
                                                  ----------------------------
                                                  Don A. Jensen
                                                  Vice President


Date:  October 30, 1998